Exhibit 99.1

Iovance Biotherapeutics Appoints Michael Weiser, M.D., Ph.D., to its Board of Directors

Industry Veteran Brings Significant Clinical, Commercial, and Business Experience

SAN CARLOS, CA – March 1, 2018 – Iovance Biotherapeutics, Inc. (NASDAQ: IOVA), a biotechnology company developing novel cancer immunotherapies based on tumor-infiltrating lymphocyte (TIL) technology, today announced the appointment of Michael Weiser, M.D., Ph.D., to Iovance’s Board of Directors, effective March 15, 2018.  Dr. Weiser will serve as the chair of Iovance’s Compensation Committee and will serve on Iovance’s Nominating & Governance and Audit Committees.

“We are very pleased to welcome Michael to our Board of Directors,” said Maria Fardis, Ph.D., M.B.A., President and Chief Executive Officer of Iovance. “Michael’s significant clinical, business, and commercial background, including his expertise in leading clinical phase companies in the field of oncology, will be invaluable to us.  We look forward to leveraging his experience as we continue to advance our clinical TIL programs towards commercialization.”

Dr. Weiser is the founder and currently the co-CEO of Actin Biomed LLC, a healthcare investment firm focused on the discovery and development of novel treatments for unmet medical needs. Prior to joining Actin Biomed, Dr. Weiser was the Director of Research at Paramount BioCapital, a pharmaceutical development and healthcare investment firm. Dr. Weiser currently serves on the board of directors of Ziopharm Oncology, Inc., a publicly traded biopharmaceutical company focused on immunotherapies in oncology, and on the board of directors of Emisphere Technologies, Inc., a pharmaceutical and drug delivery company. Dr. Weiser formerly served as the chairman of the board of directors of Chelsea Therapeutics International, Ltd., a development stage pharmaceutical company that was acquired by H. Lundbeck A/S in 2014. Dr. Weiser holds a B.A. in Psychology from the University of Vermont, received his M.D. from New York University School of Medicine, and completed his Ph.D. in Molecular Neurobiology at Cornell University Medical College.

Separately, Iovance also announced that Jay Venkatesan, M.D., who has served as a member of Iovance’s Board of Directors since September 3, 2013, has stepped down from his role as a director of Iovance effective March 1, 2018, in order to devote his full time and efforts to his other commitments.

“We are sincerely grateful for Jay’s extraordinary service to Iovance over the past five years,” stated Dr. Fardis. “His leadership and guidance have been instrumental in the significant progress we have made in both the development of TIL therapies and the growth of our company.  We wish him continued success in his future endeavors.”

About Iovance Biotherapeutics, Inc.
Iovance Biotherapeutics, Inc. (the Company) is a clinical-stage biotechnology company focused on the development of cancer immunotherapy products for the treatment of various cancers. The Company's lead product candidate is an adoptive cell therapy using TIL technology being investigated for the treatment of patients with metastatic melanoma, recurrent and/or metastatic squamous cell carcinoma of the head and neck, recurrent, metastatic or persistent cervical cancer, and locally advanced or metastatic non-small cell lung cancer. For more information, please visit http://www.iovance.com.

Forward Looking Statements

Certain matters discussed in this press release are “forward-looking statements”. The Company may, in some cases, use terms such as “predicts,” “believes,” “potential,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. In particular, the Company’s statements regarding trends and potential future results are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, uncertainties related to market conditions; the success, timing and cost of our ongoing clinical trials and anticipated clinical trials for our current product candidates, including statements regarding the timing of initiation and completion of the trials; the timing of and our ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, our product candidates; the strength of the Company's product pipeline; the successful implementation of the Company's research and development programs and collaborations; the success of the Company's license or development agreements; the acceptance by the market of the Company's product candidates, if approved; and other factors, including general economic conditions and regulatory developments, not within the Company's control. The factors discussed herein could cause actual results and developments to be materially different from those expressed in or implied by such statements. A further list and description of the Company's risks, uncertainties and other factors can be found in the Company's most recent Annual Report on Form 10-K and the Company's subsequent filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov or www.iovance.com. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstance.

Investor Relations Contact: Sarah McCabe
Stern Investor Relations, Inc.
212-362-1200
sarah@sternir.com

Media Contact:
Evan Smith
FTI Consulting
212-850-5622
evan.smith@fticonsulting.com